Exhibit 10.6
GOLDMAN SACHS CREDIT PARTNERS L.P.
85 Broad Street
New York, New York 10004
April 18, 2007
Wachovia Bank, National Association
Wachovia Capital Markets, LLC
201 S. College Street
Charlotte, NC 28288-0680
AMERIGROUP Corporation
PHP Holdings, Inc.
4425 Corporation Lane
Virginia Beach, Virginia 23462
     Re:      AMERIGROUP Corporation Credit Facilities
Ladies and Gentlemen:
     Reference is made to the Credit Agreement among AMERIGROUP Corporation (“Borrower”), certain subsidiaries of Borrower, Goldman Sachs Credit Partners L.P. (“GSCP”), Wachovia Bank, National Association and Wachovia Capital Markets, LLC (collectively, “Wachovia”) and the several Lenders from time to time party thereto (the “Lenders”), dated as of March 26, 2007 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the same meanings as specified in the Credit Agreement.
     GSCP, as one of the Joint Lead Arrangers, has consulted with Wachovia and the Borrower on the following proposed amendments to the Credit Agreement:
     1. The definition of “Applicable Margin” would be amended and restated in its entirety as follows:
          ““Applicable Margin’’ means (i) with respect to Term Loans, a percentage, per annum, equal to 2.00% with respect to Eurodollar Rate Loans and 1.00% with respect to Base Rate Loans, (ii) initially, with respect to (a) Revolving Loans, a percentage, per annum, equal to 2.25% with respect to Eurodollar Rate Loans and (b) Revolving Loans and Swing Line Loans, a percentage, per annum, equal to 1.25% with respect to Base Rate Loans, and (iii) thereafter, with respect to the Revolving Loans and Swing Line Loans, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

		Applicable Margin for
	Applicable Margin for	Revolving Loans and Swing
	Revolving Loans that are	Line Loans that are Base Rate
Leverage Ratio	Eurodollar Rate Loans	Loans
≥ 1.50:1.00	2.25%	1.25%
< 1.50:1.00	2.00%	1.00%
No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.2(a) calculating the Leverage Ratio. At any time Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.2(a), the Applicable Margin shall be determined as if the Leverage Ratio were in excess of 1.50:1.00. Within one Business Day of receipt of the applicable information under Section 5.2(a), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.”
     2. Subsection 10.5(c)(i) would be amended and restated in its entirety as follows:
          “(i) increase any Revolving Commitment or Credit-Linked Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment or Credit-Linked Commitment of any Lender;”
     Please confirm that the foregoing is in accordance with your understanding by signing and returning to us a copy of this letter at your earliest convenience. These amendments will become effective upon our receipt of executed copies of this letter by all the parties hereto.
[Signature Pages Follow]

Very truly yours, GOLDMAN SACHS CREDIT PARTNERS L.P.
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT LETTER]

Agreed and Accepted, as of the date first written above:

WACHOVIA CAPITAL MARKETS, LLC

By:

Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:
[SIGNATURE PAGE TO AMENDMENT LETTER]

Agreed and Accepted, as of the date first written above:

AMERIGROUP CORPORATION

By:

Name:
Title:

PHP HOLDINGS, INC.

By:

Name:
Title:
[SIGNATURE PAGE TO AMENDMENT LETTER]